 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCE

DENVER, CO August 9, 2013 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor event:

•	August 12, 2012 - Enercom's The Oil and Gas Conference. Tony Best, CEO, will present at 4:50 PM Mountain Time.

SM Energy's presentation materials for this event will be available the day of the presentation at the Company's website at www.sm-energy.com. A link to the webcast of the Company's presentation will also be available on the Company's website for 15 days after the date of the presentation. A webcast link to the Company's presentation will also be available on The Oil and Gas Conference website at www.theoilandgasconference.com.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.

SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052
INVESTORS:
James Edwards, ir@sm-energy.com, 303-837-2444